CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF

CLEOPATRA INTERNATIONAL GROUP, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cleopatra International Group, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David M. Rees, Chief Executive Officer of the Company (Principal Executive Officer), do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        /S/ David M. Rees

David M. Rees

President and Chief Executive Officer

(Principal Executive Officer & Principal Financial Officer)

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.